BYLAWS

OF

Muscle Maker, Inc,

a California Corporation

ARTICLE I

Shareholders

Section 1.1. Annual Meetings. An annual meeting of shareholders of Muscle Maker, Inc (the “Corporation”) shall be held on a date and at a time and place, either within or without the state of California, as determined by resolution of the Corporation’s Board of Directors.

Section 1.2. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairperson of the Board of Directors, or the holders of shares entitled to cast not less than ten percent of the votes at the meeting. Special meetings will be held on a date and at a time and place, either within or without the state of California, as may be stated in the notice of the meeting.

Section 1.3. Notice of Meetings.

a) General; Delivery. Written notice of each annual or special shareholder meeting shall be delivered to each shareholder entitled to vote at the meeting at least 10 (or, if sent by third-class mail, 30) but no more than 60 days before the date of the meeting. All written notices and reports of any such meeting shall be delivered either personally, by first-class mail (unless the Corporation has 500 or more shareholders determined as provided by the California Corporations Code on the record date for the meeting, in which case notice may be sent by third- class mail), by electronic transmission by the corporation (including email) pursuant to Section 20 of the California Corporations Code, or by other means of written communication to each shareholder at the address of such shareholder that appears on the Corporation’s books or that was provided by such shareholder to the Corporation for the purpose of notice. Except as otherwise prescribed by the Board of Directors in particular instances or as otherwise provided by Section 601(c) of the California Corporations Code, the Secretary shall prepare and deliver, or cause to be prepared and delivered, the notice of meetings of shareholders.

b) Notice Content. Each notice shall state the following:

(i)	the place, date and time of the meeting, and

(ii)

in the case of a special meeting, the general nature of the business to be transacted, and that no other business may be transacted, or in the case of an annual meeting, those matters which the Board of Directors, at the time of the delivery of the notice, intends to present for action by the shareholders; provided, however that, any proper matter may be presented for action at an annual meeting subject to provisions of Section 601(f) of the California Corporations Code that require certain matters be stated in the notice in order to be presented at a meeting. The notice of any meeting during which directors are to be elected including, but not limited to, any annual meeting notice, shall include a list of the names of the nominees intended, at the time of the mailing of the notice, to be presented by the Board of Directors for election.

Section 1.4. Adjournments. Except as otherwise provided in this Section 1.1, when a shareholders meeting is adjourned to another time or place, notice need not be given of such adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 45 days or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. The Corporation may transact any business at the adjourned meeting which might have been transacted at the original meeting.

Section 1.5. Validating Meeting of Shareholders; Waiver of Notice. The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though such transaction had taken place at a meeting duly held after regular call and notice if (a) a quorum is present either in person or by proxy and (b) if, either before or after the meeting, each of the persons entitled, to vote but not present in person or by proxy signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A person’s attendance at a meeting shall constitute a waiver of notice of and presence at such meeting except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters that the law requires to be included in the notice of the meeting but was not so included if such objection is expressly made at the meeting. Except as required by Section 601(f) of the California Corporations Code, neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof.

Section 1.6. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders, except as otherwise provided by the Articles of Incorporation. The shareholders present at a duly called and held meeting with a quorum present may continue to transact business until it is adjourned even if shareholders withdraw from the meeting and leave less than a quorum provided that any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned by the vote of a majority of the shares, represented either in person or by proxy, but no other business may be transacted, except as provided in this Section 1.3.

Section 1.7. Organization. Meetings of shareholders shall be presided over by the Chairperson of the Board of Directors, if any, or in the absence of the Chairperson of the Board of Directors by a chairperson designated by the Board of Directors or by a chairperson chosen at the meeting. The Secretary or a secretary appointed by the chairperson of the meeting shall act as secretary of the meeting.

Section 1.8. Voting.

a) Unless otherwise provided in the articles of incorporation of the Corporation, as may be amended from time to time (the “Articles of Incorporation”), each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. Except as otherwise provided by the California Corporations Code, the Articles of Incorporation, or the bylaws of the Corporation, as may be amended from time to time (the “Bylaws”), the affirmative vote of the holders of a majority of the shares entitled to vote on the subject matter at a meeting in which a quorum is present shall be the act of the shareholders.

b) Any holder of multiple shares entitled to vote on any matter may vote part of his, her or its shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal other than elections to office. If the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.

c) Except as otherwise provided in the Articles of Incorporation and subject to the requirements of this Section 1.5, every shareholder entitled to vote at any election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes unless such candidate or candidates names have been placed in nomination prior to the voting and the shareholder gives notice at the meeting prior to the voting of his, her or its intention to cumulate his, her or its votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected. Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins

Section 1.9. Shareholder’s Proxies. Every shareholder entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. Any proxy purporting to be executed in accordance with the provisions of Section 705 of the California Corporations Code shall be presumptively valid. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Except as otherwise provided in this section, every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto. Such revocation may be effected by (a) delivering to the Corporation a written document stating that the proxy is revoked, (b) presenting to the meeting a subsequent proxy executed by the person executing the prior proxy, or (c) attending and voting in person at the meeting by the person executing the proxy. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation. A proxy may be made irrevocable as provided under the California Corporations Code. If the Corporation has 100 or more shareholders, any form of proxy distributed to 10 or more shareholders shall conform to the requirements of Section 604 of the California Corporations Code.

Section 1.10. Inspectors. Inspectors of election may be appointed by the Board of Directors as provided under the California Corporations Code.

Section 1.11. Fixing Date for Determination of Shareholders of Record.

a) In order that the Corporation may determine the shareholders entitled to notice of any meeting; vote; express consent to corporate action in writing without a meeting; receive payment of any dividend, other distribution or allotment of any rights; or exercise any rights with respect to any other lawful action, the Board of Directors may fix a record date in advance which shall be, as applicable, at least 10 but no more than 60 days prior to the date of the meeting and no more than 60 days prior to any other action.

b) If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day immediately preceding the day on which notice is given or, if notice is waived, at the close of business on the business day immediately preceding the day on which the meeting is held; (2) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given; and (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto or the 60th day prior to the date of such other action, whichever is later. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of a meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than 45 days after the date set for the original meeting.

Section 1.12. Consent of Shareholders in Lieu of Meeting.

a) Except as otherwise provided in the Articles of Incorporation or in this Section 1.9, any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

b) Directors may not be elected by written consent except by unanimous consent of all shares entitled to vote for the election of directors. Notwithstanding the foregoing sentence, except for vacancies created by removal, shareholders may fill any vacancy in the Board of Directors that are not filled by the Board of Directors by electing a director through written consent of a majority of outstanding shares entitled to vote.

c) Any shareholder giving a written consent or such shareholder’s proxyholder or a transferee of the shares or a personal representative of such shareholder or its respective proxyholder may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

d) Unless all shareholders entitled to vote consent in writing, notice of any shareholder approval without a meeting shall be provided to the shareholders as required under the California Corporations Code.

e) If the Corporation has 100 or more shareholders, any form of written consent distributed to 10 or more shareholders shall conform to the requirements of Section 604 of the California Corporations Code.

ARTICLE II

Board of Directors

Section 2.1. Powers; Number. The business and affairs of the Corporation shall be managed by and all corporate powers shall be exercised by or under the direction of the Board of Directors except as otherwise provided in the Articles of Incorporation or Bylaws. The number of directors comprising the Board of Directors shall be 1 until changed by amendment of this bylaw.

Section 2.2. Election; Term of Office. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 2.3. Removal. Subject to Section 303 of the California Corporations Code, any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares then entitled to vote on the election of directors. Any reduction in the authorized number of directors does not itself automatically remove any director prior to the expiration of such director’s term in office.

Section 2.4. Vacancies; Resignation.

a) A vacancy in the Board of Directors is deemed to exist (a) if a director dies, resigns, or is removed by the shareholders or an appropriate court, as provided in Sections 303 or 304 of the California Corporations Code; (b) if the Board of Directors declares vacant the office of a director who has been convicted of a felony or declared of unsound mind by an order of court; (c) if the authorized number of directors is increased; or (d) if at any shareholders meeting at which one or more directors are elected, the shareholders fail to elect the full authorized number of directors to be elected for at such meeting. Unless otherwise provided in the Articles of Incorporation or the Bylaws and except for a vacancy caused by the removal of a director, vacancies on the Board of Directors may be filled by appointment by the Board of Directors. A vacancy on the Board of Directors caused by the removal of a director may be filled only by the shareholders, except that a vacancy created by the Board of Directors declaring an office of a director vacant because a director has been convicted of a felony or declared of unsound mind by an order of court may be filled by the Board of Directors.

b) The shareholders may elect a director at any time to fill a vacancy not filled by the Board of Directors.

c) If the number of directors then in office is less than a quorum, vacancies on the Board of Directors may be filled by the unanimous written consent of the directors then in office, the affirmative vote of a majority of the directors then in office, or the sole remaining director.

d) Any director may resign effective upon giving written notice to the Chairperson of the Board of Directors, the Secretary, or the Board of Directors unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 2.5. Meetings; General. Meetings of the Board of Directors may be held at such places, within or without the state of California, and at such times as the Board of Directors may from time to time determine. Annual meetings shall be held without notice immediately thereafter and at the same place as the annual meeting of shareholders unless the Board of Directors determines otherwise by resolution. Special meetings may be held at any time or place whenever called by the Chairperson of the Board of Directors or by any two directors.

Section 2.6. Notice of Meetings; Waiver of Notice.

a) Notice of special meetings shall be provided four days prior to the date of the meeting by mail or 48 hours prior to the date of the meeting if delivered personally, by telephone, by electronic transmission (including email) or by any other means permitted under Section 307 of the California Corporations Code. All such notices shall comply with requirements under the California Corporations Code.

b) Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting the lack of notice to such director prior thereto or at its commencement. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A notice or waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

Section 2.7. Participation in Meetings by Conference Telephone Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee, as the case may be, through the use of conference telephone or any other means permitted under the California Corporations Code provided that all members participating in such meeting can hear one another. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 2.8. Quorum; Adjournment; Vote Required for Action.

a) At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business. Subject to the provisions and requirements of the California Corporations Code, every act or decision done or made by a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Articles of Incorporation or the Bylaws require a vote of a greater number.

b) A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 2.9. Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board of Directors or in the absence of the Chairperson of the Board of Directors, by a chairperson chosen at the meeting. The Secretary or in the absence of the Secretary, any person appointed by the chairperson, shall act as secretary of the meeting.

Section 2.10. Action by Directors Without a Meeting. Any action required or permitted to be taken by the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, individually or collectively consent in writing to such action. Any such written consent shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 2.11. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors for services in any capacity.

Section 2.12. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or between the Corporation and any other corporation, firm or association in which one or more of the Corporation’s directors are directors or have a financial interest, shall be void or voidable solely for this reason, or solely because such director or directors are present at the meeting during which the Board of Directors or committee thereof authorizes, approves or ratifies the contract or transaction, or solely because his or her or their votes are counted for such purpose if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are fully disclosed or are known to the shareholders and such contract or transaction is approved by the shareholders in good faith with the shares owned by the interested director or directors not being entitled to vote thereon; (2) the material facts as to his, her or their relationship or interest and as to the contract or transaction are fully disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the interested director or directors and the contract or transaction is just and reasonable as to the Corporation at the time it is authorized, approved or ratified; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders, as applicable. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 2.13. Indemnification. To the maximum extent permitted under the California Corporations Code, the Corporation shall have the right and power to indemnify any person who was a party, is a party, or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, because such person is or was an “agent” (as defined in Section 317 of the California Corporations Code) of the Corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such action or proceeding. To the extent permitted under the California Corporations Code, the Corporation may advance expenses incurred in defending any such action or proceeding prior to final disposition after the Corporation has received an undertaking required by Section 317(f) of the California Corporations Code by or on behalf of the agent to repay the Corporation if it is determined ultimately that the agent is not entitled to be indemnified.

Section 2.14. Emergency Bylaws. The Board of Directors may adopt bylaws, not in conflict with the Articles of Incorporation of the Corporation, to manage and conduct the ordinary business affairs of the Corporation only in an emergency as defined in Section 207 of the California Corporations Code, including but not limited to, procedures for calling a board meeting, quorum requirements for a board meeting, and designation of additional or substitute directors. During an emergency, the Board of Directors may not take any action that requires the vote of the shareholders or otherwise is not in the Corporation’s ordinary course of business, unless the required vote of the shareholders was obtained prior to the emergency. The emergency bylaws shall not be effective after the emergency ends. Corporate action taken in good faith in accordance with the emergency bylaws binds the Corporation, and may not be used to impose liability on a corporate director, officer, employee, or agent.

ARTICLE III

Executive and Other Committees

Section 3.1. Executive and Other Committees of Directors.

a) By resolution adopted by a majority of the authorized number of directors, the Board of Directors may designate an executive committee and other committees, each of which shall serve at the pleasure of the Board of Directors; consist of two or more directors; and, to the extent provided in the resolution, have all the authority of the Board of Directors except that no such committee shall have power or authority with respect to the following matters:

(i)	Approve any action for which the approval of the shareholders or of the outstanding shares is also required under the California Corporations Code;

(ii)	Fill vacancies in the Board of Directors or in any committee thereof;

(iii)	Fix compensation of the directors for serving on the Board of Directors or on any committee thereof;

(iv)	Amend or repeal the Bylaws or adopt new bylaws;

(v)	Amend or repeal any resolution of the Board of Directors which, by its terms, is so amendable or repealable;

(vi)	Make distributions to shareholders, except at a rate or in a periodic amount or within a price range set forth in the Articles of Incorporation or as determined by the Board Directors

(vii)	Appoint other committees of the Board of Directors or the members thereof;

(viii)	Remove or indemnify any director; or

(ix)	Change the number of authorized directors on the Board of Directors.

b) The Board of Directors may designate one or more directors as alternate members of any such committee who may replace any absent member or members at any meeting of such committee.

c) Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of the Bylaws.

ARTICLE IV

Officers

Section 4.1. Officers; Election. As soon as practicable after the annual meeting of shareholders in each year, the Board of Directors shall elect a President, Chief Financial Officer, and Secretary. The Board of Directors may also elect such other officers with such duties as the Board of Directors may deem desirable or appropriate. Any number of offices may be held by the same person.

Section 4.2. Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors or to the Chairperson of the Board of Directors or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by tile Board” Directors at any regular or special meeting.

Section 4.3. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in the Bylaws or in a resolution of the Board of Directors which is not inconsistent with the Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of the shareholders, the Board of Directors and any committees of the Board of Directors in a book to be kept for that purpose. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE V

Shares and Certificates

Section 5.1. Certificates. Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the (1) the President, any Vice President, or Chairperson of the Board of Directors, and (2) Chief Financial Officer, or Secretary of the Corporation. Each certificate shall be issued in numerical order, and state the shareholder’s name, the number of shares and the class, designation or series, if any, of shares owned by such shareholder, and contain any statement or legend required by any applicable law.

Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

Records and Reports

Section 6.1. Records and Minutes. The Corporation shall keep at its principal executive office (or, with respect to Corporation’s shareholder records, at the office of its transfer agent or registrar) the following corporate records: (i) a record of the names and addresses of all shareholders and the number and class of shares held by each shareholder, (ii) minutes of proceedings of the shareholders, the Board of Directors, and committees of the Board of Directors, and (iii) accounting records. All records shall be kept either in written form or in a form capable of being converted into a clearly legible form within a reasonable time. The Corporation shall so convert any such records upon the request of any person entitled to inspect the same at the Corporation’s principal executive office.

Section 6.2. Inspection by Shareholders. The share register, minutes, and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to the holder’s interests as a shareholder or holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary of the Corporation. Shareholders shall also have the right to inspect the original or copy of the Bylaws at all reasonable times during business hours.

Section 6.3. Inspection by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 6.4. Annual Report to Shareholders. For as long as there are fewer than 100 shareholders of the Corporation, the requirement of an annual report to shareholders referred to in Section 1501 of the California Corporations Code is expressly waived. However, nothing in this provision shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders, as the Board of Directors considers appropriate. If at any time and for as long as, the number of shareholders of the Corporation shall exceeds 100, the Board of Directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year adopted by the Corporation. This report shall be sent at least 15 days (if third- class mail is used, 35 days) before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified for giving notice to shareholders in the Bylaws. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and a statement of changes in financial position for the fiscal year prepared in accordance with generally accepted accounting principles applied on a consistent basis and accompanied by any report of independent accountants, or, if there is no such report, the certificate of an authorized officer of the Corporation that the statements were prepared without audit from the Corporation’s books and records.

Section 6.5. Financial Statements. The Corporation shall keep a copy of each annual financial statement, quarterly or other periodic income statement, and accompanying balance sheets prepared by the Corporation on file in the Corporation’s principal office for 12 months. These documents shall be exhibited at all reasonable times, or copies provided, to any shareholder on demand.

ARTICLE VII

Miscellaneous

Section 7.1. Principal Executive or Business Offices. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place either within or without the state of California. The Corporation may also have additional offices in other places as the Corporation’s business may require, and as the Board of Directors may determine from time to time. If the principal executive office is located outside California and the Corporation has one or more business offices in California, the Board of Directors shall designate one of these offices as the Corporation’s principal business office in California.

Section 7.2. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 7.3. Amendment of Bylaws. To the extent permitted by law, the Bylaws may be amended or repealed, and new bylaws adopted, by the Board of Directors. The shareholders entitled to vote, however, retain the right to adopt additional bylaws and may amend or repeal any bylaw whether or not adopted by them.

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